Exhibit 99.1

808 Wilshire Boulevard, 2nd Floor T: 310.255.7700 Santa Monica, California 90401 F: 310.255.7702

FOR IMMEDIATE RELEASE

Mary Jensen, Vice President – Investor Relations

310.255.7751 or mjensen@douglasemmett.com

DOUGLAS EMMETT, INC. ANNOUNCES SECOND QUARTER 2007 RESULTS

REPORTS FFO OF $0.29 PER DILUTED SHARE

SANTA MONICA, CALIFORNIA – August 7, 2007 – Douglas Emmett, Inc. (NYSE:DEI), a real estate investment trust (REIT) focused on owning and acquiring top-tier office properties and multifamily communities within targeted submarkets, today announced its second quarter financial results for the quarter ended June 30, 2007.

Financial Results

Funds From Operations (FFO) for the quarter ended, June 30, 2007 totaled $48.7 million, or $0.29 per diluted share. For the six months ended June 30, 2007, FFO totaled $95.1 million, or $0.57 per diluted share. The Company reported a net loss of $1.3 million, or approximately $0.01 per diluted share, for the quarter ended June 30, 2007 and a net loss of $4.5 million, or $0.04 per diluted share, for the six months ended June 30, 2007.

Company Operations

As of June 30, 2007, the Company’s office portfolio was 95.7% leased compared to 95.2% as of March 31, 2007. The Company’s office portfolio was 93.0% occupied as of June 30, 2007 compared to 93.8% occupied as of March 31, 2007. The occupied percentage represents the leased portion of the Company’s office portfolio less those leases where the rent commencement date has yet to occur. During the second quarter, the Company signed 156 new and renewal leases, totaling approximately 570,405 square feet, resulting in overall positive net absorption of 51,945 square feet. The Company’s multifamily portfolio was 99.5% leased at June 30, 2007.

Acquisitions

On May 11, 2007, the Company acquired a Class A office building located at 1801 Century Park West in Century City, California for a contract price of $32 million. The Company obtained the ground leasehold in the property and the option to acquire fee title to the land for a fixed price of $800,000. The building is approximately 50,000 rental square feet and is currently 100% leased through December 2019.

Financing Activity

During the second quarter, the Company increased its borrowings with Fannie Mae by $150 million. The annual interest rate on these incremental borrowings taking into account the applicable floating-to-fixed interest rate hedges is approximately 5.87%. The maturity dates of certain of the Company’s Fannie Mae loan facilities were also extended. As a result, the maturity dates of the Company’s Fannie Mae loan facilities now range from June 1, 2012 to June 1, 2017.

Douglas Emmett Announces

Second Quarter 2007 Company Earnings Results

Dividends

During the quarter, the Company’s Board of Directors approved a $0.175 per share quarterly cash dividend, which was payable on July 16, 2007 to shareholders of record as of June 29, 2007. On an annualized basis, the dividend represents a distribution of $0.70 per common share.

Conference Call and Web Cast Information

A conference call to discuss the Company’s 2007 second quarter results is scheduled for Wednesday, August 8, 2007 at 2:00 p.m. Eastern Time, or 11:00 a.m. Pacific Time. Interested parties can access the live call via the Internet call by going to the Investor Relations section of the Company’s Web site at www.douglasemmett.com or by dialing into the call at 800.240.5318 (domestic) or 303.262.2142 (international). A rebroadcast of the live call will be available via the web site for 90 days. A digital replay will be available through Wednesday, August 15, 2007 at 800.405.2236 (domestic) or 303.590.3000 (international) and using the passcode 11092783.

Supplemental Information

Supplemental financial information for the Company’s first quarter financial results can be accessed on the Company’s Web site under the investors section at www.douglasemmett.com.

About Douglas Emmett, Inc.

Douglas Emmett, Inc. (NYSE: DEI) is a fully integrated, self-administered and self-managed real estate investment trust (REIT), and one of the largest owners and operators of high-quality office and multifamily properties located in targeted submarkets in California and Hawaii. The Company’s property portfolio currently consists of 47 office properties with approximately 11.6 million rentable square feet, nine multifamily properties with a total of 2,868 units, and interests in three land parcels. For more information on Douglas Emmett, please visit the Company’s Web site at www.douglasemmett.com.

Safe Harbor Statement

Except for the historical facts, the statements in this press release regarding Douglas Emmett’s business activities are forward-looking statements based on the beliefs of, assumptions made by, and information currently available to us about known and unknown risks, trends, uncertainties and factors that are beyond our control or ability to predict. Although we believe that our assumptions are reasonable, they are not guarantees of future performance and some will inevitably prove to be incorrect. As a result, our actual future results can be expected to differ from our expectations, and those differences may be material. Accordingly, investors should use caution in relying on past forward-looking statements to anticipate future results or trends. For a discussion of some of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission.

—tables follow—

Douglas Emmett Announces

Second Quarter 2007 Company Earnings Results

Douglas Emmett, Inc.

Consolidated Balance Sheets

(in thousands, except for share data)

	June 30, 2007	December 31, 2006
	(unaudited)
Assets
Investments in real estate:
Land	$817,249	$813,599
Buildings and improvements	4,893,677	4,863,955
Tenant improvements and leasing costs	432,998	411,063

	6,143,924	6,088,617
Less: accumulated depreciation	(134,135)	(32,521)

Net investment in real estate	6,009,789	6,056,096
Cash and cash equivalents	65,961	4,536
Tenant receivables, net	857	4,160
Deferred rent receivables	12,594	3,587
Interest rate contracts	142,639	76,915
Acquired lease intangible assets, net	29,042	34,137
Other assets	21,386	20,687

Total Assets	$6,282,268	$6,200,118

Liabilities
Secured notes payable	$2,900,000	$2,760,000
Unamortized non-cash debt premium	27,497	29,702
Interest rate contracts	47,702	6,278
Accrued interest payable	12,735	12,701
Acquired lease intangible liabilities, net	238,617	263,649
Accounts payable and accrued expenses	38,330	39,035
Security deposits	29,839	28,670
Dividends payable	19,982	13,801

Total Liabilities	3,314,702	3,153,836

Minority interests	894,982	934,509

Stockholders’ equity
Common stock	1,142	1,150
Additional paid-in capital	2,144,556	2,144,600
Accumulated other comprehensive income	31,200	415
Accumulated deficit	(104,314)	(34,392)

Total stockholders’ equity	2,072,584	2,111,773

Total liabilities and stockholders’ equity	$6,282,268	$6,200,118

Douglas Emmett Announces

Second Quarter 2007 Company Earnings Results

Douglas Emmett, Inc.

Consolidated Statements of Income

(unaudited and in thousands, except per share data)

Three Months Ended June 30, 2007
Revenues
Office rental:
Rental revenues	$92,884
Tenant recoveries	5,362
Parking and other income	11,098

Total office revenues	109,344
Multifamily rental:
Rental revenues	16,879
Parking and other income	526

Total multifamily revenues	17,405

Total revenues	126,749

Operating Expenses
Office expenses	31,124
Multifamily expenses	3,872
General and administrative expenses	5,120
Depreciation and amortization	50,494

Total operating expenses	90,610

Operating income	36,139
Interest and other income	372
Interest expense	(38,313)

Loss before minority interests	(1,802)
Minority interests	542

Net loss	$(1,260)

Net loss per common share – diluted	$(0.01)

Weighted average shares of common stock outstanding – diluted	114,862

Douglas Emmett Announces

Second Quarter 2007 Company Earnings Results

FFO Reconciliation

Three Months Ended June 30, 2007
Funds From Operations (FFO)(1):
Net loss	$(1,260)
Depreciation and amortization of real estate assets	50,494
Minority interests	(542)

FFO	$48,692

Weighted average common shares and units outstanding (in thousands)—diluted	165,709
FFO per share – diluted	$0.29

(1)	We calculate funds from operations before minority interest (FFO) in accordance with the standards established by the National Association of Real Estate Investment Trusts (NAREIT). FFO represents net income (loss), computed in accordance with accounting principles generally accepted in the United States of America (GAAP), excluding gains (or losses) from sales of depreciable operating property, real estate depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. The Company uses FFO as a supplemental performance measure because, in excluding real estate depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that results from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other equity REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to such other REITs’ FFO. Accordingly, FFO should be considered only as a supplement to net income as a measure of our performance. FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends. FFO should not be used as a supplement to or substitute for cash flow from operating activities computed in accordance with GAAP. FFO per share—diluted is calculated by dividing FFO by the average number of fully diluted shares outstanding during the quarter ended June 30, 2007.

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